UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 17, 2015
Date of Report (date of earliest event reported)

IRADIMED CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36534 (Commission File Number)	73-1408526 (IRS Employer Identification No.)

1025 Willa Springs Dr., Winter Springs, FL (Address of Principal Executive Offices)	32708 (Zip Code)

(407) 677-8022
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 17, 2015, IRADIMED CORPORATION (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roger Susi, as trustee of the Roger E. Susi Revocable Trust (the “Selling Stockholder”) and Roth Capital Partners, LLC (the “Underwriter”) relating to a public secondary offering by the Selling Stockholder (the “Secondary Offering”) of an aggregate of 1,043,479 shares (the “Secondary Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a public offering price of $24.25 per share (the “Offering Price”). Under the terms of the Underwriting Agreement, the Selling Stockholder granted the Underwriter a 30 day option to purchase up to an additional 156,521 shares of Common Stock to cover overallotments, if any (the “Overallotment Option”). The net proceeds to the Selling Stockholders from the sale of the Secondary Shares are expected to be approximately $27,936,000 after underwriting discounts and expenses (assuming a full exercise of the Overallotment Option). The Offering is expected to close on or about December 23, 2015, subject to the satisfaction of customary closing conditions.
The Primary Offering was made pursuant to the Company’s effective registration statement on Form S-3, as amended (Registration Statement No. 333-207778) (the “S-3 Registration Statement”) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on December 7, 2015 and a preliminary and final prospectus supplement thereunder filed with the SEC (the “Prospectus Supplement”) on December 17, 2015 and December 18, 2015, respectively.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company and by the Selling Stockholders, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.
Pursuant to the Underwriting Agreement, directors and executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 60-day “lock-up” period following the date of the final prospectus supplement with respect to sales of specified securities, subject to certain exceptions including the Secondary Offering.  Pursuant to the Underwriting Agreement, the Selling Stockholder entered into a “lock-up” agreement for a period of 90 days.
A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement is only a summary of the material terms of the Underwriting Agreement, does not purport to be complete and is qualified in its entirety by reference to such exhibit.
In connection with the offering and sale of the common stock, the following exhibits are being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statements: (1) the Underwriting

Agreement (Exhibit 1.1) and (2) the opinion of K&L Gates LLP as to the validity of the sale and issuance of the Securities in the Secondary Offering (Exhibit 5.1); and (3) the consent of K&L Gates LLP (Exhibit 23.1).
Item 8.01 Other Events.
On December 18, 2015, the Company issued a press release announcing the pricing terms of the Selling Shareholder’s sale of common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
On December 23, 2015, the Company issued a press release announcing the closing of the underwritten transaction described herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 1.1	Underwriting Agreement, by and between Roger Susi, as trustee of the Roger E. Susi Revocable Trust, IRADIMED CORPORATION, and Roth Capital Partners, LLC, dated December 17, 2015.
Exhibit 5.1	Opinion of K&L Gates LLP.
Exhibit 23.1	Consent of K&L Gates LLP (included in Exhibit 5.1 hereto).
Exhibit 99.1	Press Release of IRADIMED CORPORATION December 18, 2015.
Exhibit 99.2	Press Release of IRADIMED CORPORATION December 23, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRADIMED CORPORATION

By:	/s/
Name:	Chris Scott
Title:	Chief Financial Officer

Date: December 23, 2015

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 1.1	Underwriting Agreement, by and between Roger Susi, as trustee of the Roger E. Susi Revocable Trust, IRADIMED CORPORATION, and Roth Capital Partners, LLC, dated December 17, 2015.
Exhibit 5.1	Opinion of K&L Gates LLP.
Exhibit 23.1	Consent of K&L Gates LLP (included in Exhibit 5.1 hereto).
Exhibit 99.1	Press Release of IRADIMED CORPORATION December 18, 2015.
Exhibit 99.2	Press Release of IRADIMED CORPORATION December 23, 2015.